UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 26, 2026

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	GPK	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2026, Graphic Packaging Holding Company (the “Company”), Graphic Packaging International Partners, LLC (“GPIP”), Graphic Packaging International, LLC, the primary operating subsidiary of the Company (“GPIL”), and certain subsidiaries of GPIL entered into Amendment No. 1 (the “Amendment”) to the Fifth Amended and Restated Credit Agreement, dated June 3, 2024 (as amended by the Amendment, the “Credit Agreement”), by and among the Company, GPIP, GPIL certain subsidiaries of GPIL, and Bank of America, N.A., as administrative agent for the lenders party thereto. Driven by, among other factors, the Company’s decision to aggressively reduce inventory, which has the effect of depressing EBITDA and therefore increasing the Consolidated Total Leverage Ratio (as defined in the Credit Agreement), the Company requested the amendment to ensure adequate flexibility. The Amendment provides for an increase in the Consolidated Total Leverage Ratio covenant from 4.25 to 1.00 to 5.00 to 1.00 for the fiscal quarters ending March 31, 2026 through (and including) December 31, 2026 and from 4.25 to 1.00 to 4.75 to 1.00 for the fiscal quarters ending March 31, 2027 through (and including) June 30, 2027. For each fiscal quarter ending thereafter, the Consolidated Total Leverage Ratio shall not be in excess of 4.25 to 1.00. Additionally, during the period commencing on the effective date of the Amendment and ending on the date the Company delivers quarterly financial statements to the administrative agent for the fiscal quarter ending September 30, 2027 (the “Specified Period”), the Amendment incorporates an additional pricing tier when the Consolidated Total Leverage Ratio is greater than or equal to 4.75 to 1.00; limits share repurchases to $65 million on an annual basis; and places additional restrictions on acquisitions and investments in non-guarantor subsidiaries during the Specified Period.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 1 to the Fifth Amended and Restated Credit Agreement, dated as of February 26, 2026, by and among the Company, GPIP, GPIL, certain subsidiaries of GPIL, Bank of America, N.A., as administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Laura Lynn Church
Laura Lynn Church
Date: February 26, 2026		Vice President, Assistant General Counsel and Assistant Secretary